Exhibit 99.1

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: NE-10-02
)
)
PAMRAPO SAVINGS BANK, SLA	)	Effective Date: January 21, 2010
)
Bayonne, New Jersey	)
OTS Docket No. 05584)
)

ORDER TO CEASE AND DESIST

WHEREAS, Pamrapo Savings Bank, SLA, Bayonne, New Jersey, OTS Docket No. 05584 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Northeast Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Cease and Desist.

1. The Association and its directors, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in,

Pamrapo Savings Bank, SLA

Order to Cease and Desist

counseling, or the aiding and abetting the deficiencies in its operations, failure to comply with the requirements of laws and regulations, and/or unsafe or unsound banking practices that resulted in:

(a) operating the Association with a board of directors that has failed to exercise proper oversight of the Association; and

(b) operating the Association without experienced managers, and failing to establish and implement an appropriate Management Plan as previously required by the OTS.

Business Plan.

2. By no later than February 28, 2010, the Association shall submit an updated comprehensive three-year business plan for calendar years 2010 to 2012 (Business Plan) that is acceptable to the Regional Director. At a minimum, the Business Plan shall include:

(a) plans and strategies to control expenses, ensure the soundness of the Association’s operations, and maintain positive core income and profitability on a consistent basis;

(b) strategies for ensuring that the Association has the financial and personnel resources necessary to implement and adhere to the Business Plan, adequately support the Association’s risk profile, maintain compliance with applicable regulatory capital requirements, comply with this order, and maintain appropriate levels of liquidity;

(c) quarterly pro forma financial projections (balance sheet, capital forecasts, and income statement); and

(d) identification of all relevant assumptions made in formulating the Business Plan and retention of documentation supporting such assumptions.

3. Upon receipt of written notification from the Regional Director that the Business Plan is acceptable, the Association shall immediately implement the Business Plan.

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Order to Cease and Desist

4. Any material modifications to the Business Plan must receive the prior written non objection of the Regional Director.1 The Association shall submit proposed material modifications to the Regional Director at least forty-five (45) days prior to implementation.

5. Within forty-five (45) days after the close of each calendar quarter, beginning with the calendar quarter ending June 30, 2010, the Board shall review quarterly variance reports (Variance Reports) on the Association’s compliance with the Business Plan.

The Variance Reports shall:

(a) identify material variances in the Association’s actual performance during the preceding quarter as compared to the projections set forth in the Business Plan;

(b) contain an analysis and explanation of identified variances; and

(c) discuss the specific measures taken or to be taken to address identified variances.

New Independent Board Members.

6. If the sale or merger of the Association is not completed by March 31, 2010, the Association shall, consistent with 12 C.F.R. § 563.550, appoint at least three (3) new qualified members for the Board of Directors (Board) by no later than April 15, 2010, who are independent with respect to the Association, and have substantial banking, financial regulatory, financial management, or accounting experience.

7. For purposes of this Order, an individual who is “independent with respect to the Association” shall be any individual who:

(a) is not employed in any capacity by the Association, its subsidiaries, or its affiliates, other than as a director;

[1]

A modification shall be considered material under this Section of the Order if the Association plans to: (a) engage in any activity that is inconsistent with the Business Plan; or (b) fail to meet target amounts established in the Business Plan by more than ten percent (10%), unless the activity involves assets risk-weighted fifty percent (50%) or less, in which case a variance of more than twenty-five percent (25%) shall be deemed to be a material modification.

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Order to Cease and Desist

(b) does not own or control more than ten percent (10%) of the outstanding shares of the Association or its affiliates;

(c) is not related by blood or marriage to any officer or director of the Association or its affiliates, or to any shareholder owning more than ten percent (10%) of the outstanding shares of the Association or its affiliates, and who does not otherwise share a common financial interest with any such officer, director or shareholder; and

(d) is not indebted, directly or indirectly, to the Association or any of its affiliates, including the indebtedness of any entity in which the individual has a substantial financial interest, in an amount exceeding five percent (5%) of the Association’s total Tier 1 capital and allowance for loan and lease losses.

Management Plan.

8. By no later than January 31, 2010, the Board shall conduct a review of current management and prepare, and submit to the Regional Director for non-objection, a management plan (Management Plan). The Management Plan shall, at a minimum:

(a) require the retention of a qualified and experienced permanent Chief Executive Officer by March 31, 2010;

(b) address all recommended correction actions set forth in the July 6, 2009 Report of Examination (2009 ROE) relating to management;

(c) identify present and future staffing and management requirements for each area of the Association, including but not limited to, the positions of Chief Operating Officer, Chief Lending Officer, Compliance Officer, and BSA Compliance Officer;

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Order to Cease and Desist

(d) evaluate the performance of the Association’s current management and directors including an assessment of whether compensation is commensurate with job performance and responsibilities in compliance with 12 C.F.R. § 563.161 (b);

(e) delineate standards by which management’s effectiveness will be measured;

(f) assess the adequacy of communication between management and the Board, and the quality and timeliness of management’s reports to the Board; and

(g) require a plan to upgrade the Association’s information systems and management reports to ensure a comprehensive and effective reporting system to senior management and the Board.

9. Immediately following receipt from the Regional Director of written notice of non objection to the Management Plan (with such revisions as may be required by the Regional Director), the Association shall implement and adhere to the Management Plan.

10. Within fifteen (15) days after (a) the Association fails to submit the Management Plan; or (b) upon written notification by the Regional Director that the Association has failed to comply with the Management Plan, or (c) any request from the Regional Director, the Association shall submit a written Contingency Plan that is acceptable to the Regional Director.

11. The Contingency Plan shall detail the actions to be taken, with specific time frames, to achieve one of the following results by the later of the date of receipt of all required regulatory approvals or sixty (60) days after the implementation of the Contingency Plan: (a) merger with, or acquisition by, another federally insured depository institution or holding company thereof; or (b) voluntary liquidation by filing an appropriate application with the OTS in conformity with federal laws and regulations.

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Order to Cease and Desist

12. Upon receipt of notification from the Regional Director, the Association shall implement the Contingency Plan immediately. The Association shall provide the Regional Director with written status reports detailing the Association’s progress in implementing the Contingency Plan by no later than the first (1st) and fifteenth (15th) of each calendar month following implementation of the Contingency Plan.

Internal Controls.

13. Effective immediately, the Association shall maintain adequate and effective internal controls and corporate governance policies, procedures and practices, including at a minimum, a comprehensive internal audit program, independent compliance oversight program, and an effective internal loan review program. By no later than January 31, 2009, the Association shall also address all recommended corrective actions set forth in the 2009 ROE relating to internal controls.

Corrective Actions.

14. By no later than January 31, 2010, the Association shall ensure that each item noted in the Matters Requiring Board Attention section of the 2009 ROE are addressed and corrected.

Violations of Law.

15. By no later than January 31, 2010, the Association shall ensure that all violations of law, rule, and/or regulation discussed in the 2009 ROE are corrected and that adequate policies, procedures and systems are established or revised and thereafter implemented to prevent future violations.

16. Within 30 days of receipt of any subsequent internal or external report citing or discussing any violation of law, rule, or regulation, the Association shall ensure that all identified

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violations of law, rule, and/or regulation are corrected and that adequate policies, procedures and systems are established or revised and thereafter implemented to prevent future violations.

Brokered Deposits.

17. Effective immediately, the Association shall comply with the requirements of 12 C.F.R. § 337.6(b).

Growth.

18. Effective immediately, the Association shall not increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without the prior written notice of non-objection of the Regional Director.

Effective Date, Incorporation of Stipulation.

19. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

20. This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives. Nothing in this Order is intended to terminate or suspend the prior Order to Cease and Desist between the OTS and the Association, effective September 26, 2008.

Time Calculations.

21. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

22. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

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Submissions and Notices.

23. All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

24. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier or hand delivery by messenger) addressed as follows:

(a)	To the OTS:
Regional Director, Northeast Region
Attn: Thomas S. Angstadt, Assistant Director
Office of Thrift Supervision
Harborside Financial Center Plaza Five
Suite 1600
Hudson and Pearl Streets
Jersey City, New Jersey 07311

(b)	To the Association:
Pamrapo Savings Bank, SLA
Attn: Kenneth Walter
Interim President and Chief Executive Officer
Pamrapo Savings Bank, SLA
611 Avenue C
Bayonne, New Jersey 07002

No Violations Authorized.

25. Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:	/s/ Michael E. Finn
Michael E. Finn
Regional Director, Northeast Region Date: See Effective Date on page 1

Pamrapo Savings Bank, SLA

Order to Cease and Desist